Real Estate Sublease

      THIS REAL ESTATE SUBLEASE ("Sublease") entered into this as of this 2nd day of October, 2000 by and between Playboy Enterprises, Inc., as Sublandlord ("PEI") and Infinity Resources, Inc. an Illinois corporation, as Subtenant.

      1. Definitions. All capitalized terms herein shall have the same meanings given to them as follows and as elsewhere herein defined. Capitalized terms not defined in this Sublease shall have the meanings given to them in the Lease:

            a. "Commencement Date" means the date on which this Sublease shall commence, being the 2nd day of October, 2000.

            b. "Construction Provisions" means those provisions in the Lease relating to the construction of the Building of which the Premises are a part, including, but not limited to Article IV. Such Construction Provisions shall have no applicability in determining Subtenants rights and obligations hereunder.

            c. "Lease" means that certain Industrial Building Lease dated as of September 6, 1996 between PEI as Tenant and Centerpoint Properties Corporation as Landlord, together with any and all modifications thereof and amendments thereto, a copy of which is attached hereto as Exhibit A.

            d. "Premises" means that area of the Building , commonly known as 900 N. Rohlwing Road, Itasca, Illinois 60143 being occupied by PEI as of the date hereof and consisting of a portion of the Building containing approximately 106,038 square feet .

            e. "Rent" means all sums of every kind and nature payable by Subtenant under this Sublease which sums shall be equal to any and all sums due from PEI to Landlord under the Lease.

            f. "Termination Date" means the date on which this Agreement shall terminate being that date which is co-terminus with the expiration or termination of the Lease, irrespective of whether or not Lease expires according to its terms or is terminated for any reason prior thereto.

      2. Sublease Grant and Payment of Rent. For and in consideration of the payment of the Rent, the timely performance and satisfaction by Subtenant of each and all obligations on the part of PEI to be performed under the Lease, and the other agreements and covenants herein contained, PEI hereby subleases to Subtenant and Subtenant hereby subleases from PEI the Premises in their current "as is" condition, all in accord with the terms and conditions set forth herein. Subtenant hereby acknowledges that it has received a copy of the Lease, has reviewed and understands same, and agrees to be bound thereby to the same extent as PEI. Notwithstanding anything herein contained or contained in the Lease to the contrary, all Rent


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due from Subtenant to PEI shall be paid by Subtenant to PEI no later than five
(5) days prior to the time that the same shall become payable by PEI to Landlord.

      3. Incorporation of Lease and Inapplicable Provisions. The Lease is hereby incorporated into this Sublease the same as if fully set forth herein. No repetition herein of any provision of the Lease shall be construed to exclude any other provision of the Lease; provided, however, none of the provisions of the Lease relating to construction of the Building, including, but not limited to, Article IV, and Sections 1.1 E., F., H., I., J., K., Q., R., S., V., and W., shall be applicable to this Sublease. In addition, other provisions of the Lease as elsewhere herein described shall be inapplicable to this Sublease.

      4. Term. The Term of this Sublease shall commence on the Commencement Date and end on the Termination Date; provided, however, notwithstanding anything contained in the Lease to the contrary, Subtenant shall have no right to exercise any renewal or expansion options as set forth in Articles XXXI, XXXII or XXXIII of the Lease.

      5. Subtenant Undertakings. In addition to Subtenant's obligations elsewhere herein set forth, Subtenant agrees that it will promptly and diligently do and perform each and all of the following:

            a. Fulfill each and every obligation of PEI under the Lease, the same as if Subtenant were the Tenant under the Lease.

            b. In the event Subtenant is unable to perform any of its obligations hereunder, to promptly so notify PEI in writing appraising PEI of the extent of such inability.

            c. Promptly pay all Rent at such times and in such amounts as the same shall become due as determined under the Lease. Unless otherwise directed in writing by PEI, Subtenant shall pay all Rent to PEI at 680 N. Lake Shore Drive, Chicago, Illinois 60611, Attention: Sue Shoemaker. If the Rent or any installment thereof is paid to anyone other than to PEI, Subtenant shall promptly provide PEI with a copy of each such payment at the time each such payment is made.

      6. Security Deposit. Subtenant has not posted any security deposit with PEI. Subtenant shall not be entitled to any portion of PEI's Security Deposit posted with the Landlord at the inception of the Lease.

      7. Events of Default. Events of Default under the Lease shall constitute a default under this Sublease. In addition, any default in the performance of any obligation by Subtenant hereunder shall be constitute an Event of Default under this Sublease whereupon PEI shall be entitled to exercise against Subtenant any and all of the rights of Landlord as set forth in Article


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XX of the Lease in the same manner and to the same extent as described therein and in Articles XXI and XXII of the Lease.

      8. Quiet Enjoyment. So long as Subtenant has faithfully and diligently performed all of its obligations and is not in default hereunder or has acted or failed to act in such a manner or done any thing or failed to do anything as would create a default under the Lease, Subtenant shall, during the Term be entitled to peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions and provisions hereof. In addition, in the event that PEI shall default in its obligations under the Lease, Subtenant may cure any such defaults in the name and stead of PEI and thereupon receive a like-kind credit against it obligations next due to PEI hereunder.

      9. Conflict between Lease and Sublease. In the event of any conflict between this Sublease and the Lease, this Sublease shall control.

      10. Captions. The captions of this Sublease are for convenience only and are not to be construed as a part of this Sublease nor shall they be construed as defining or limiting in any way the scope or intent of the provisions hereof.

      11. Amendments To Be In Writing. No modification of this Sublease or the Lease shall be effective unless in writing and signed by PEI and Subtenant if the same purports to be an amendment to this Sublease or signed by PEI and Landlord if the same purports to be an amendment of the Lease.

      12. Relationship Of Parties. Nothing contained herein shall be deemed or construed by the parties nor any third party to create any relationship between the parties except that of sub-landlord and subtenant.

      13. Brokerage. Subtenant warrants that it has had no dealings with any real estate broker or agent in connection with this Sublease. Subtenant hereby covenants to pay, hold harmless, defend and indemnify PEI from and against any and all costs, expenses, and liabilities for any compensation, commission or other amount claimed by any real estate broker or agent with respect to this Sublease.

      14. Authority. Each of the parties hereby represents to the other that all actions necessary to the execution and deliver of this Sublease have been duly taken. Simultaneously with the execution and delivery hereof by Subtenant, Subtenant will deliver to PEI:

      a. Certified copies of Resolutions of the Board of Directors of Subtenant authorizing the execution and deliver hereof.

      b. A Certificate of Incumbency executed by the secretary of Subtenant identifying by name the officers of Subtenant holding the authority to execute and deliver this Sublease.


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      c.    A current Certificate of Good Standing issued by the Secretary of
            State of the state in which Subtenant is incorporated.

      15. Environmental Representation. PEI hereby represents and warrants to Subtenant that, to the best of its knowledge, it has done nothing in or about the Premises which would result in any environmental contamination requiring remediation. Except for the immediately foregoing, PEI makes nor has it made any other representation or warranty respecting the environmental condition of the Premises, the Building or the Land. Subtenant hereby acknowledges that PEI has previously furnished to Subtenant a copy of the Environmental Assessment dated 19 August 1996 prepared for Center Point Properties by Alpha Environmental, Inc. Subtenant further acknowledges that it has reviewed the Environmental Assessment.

      16. Insurance. Subtenant shall procure and maintain insurance in accord with the provisions of Article IX of the Lease and shall comply with the provisions of Article IX in all respects. In addition, (i)Tenant shall cause the insurance policies obtained by Subtenant to name Landlord and Sublandlord as additional insureds as their respective interests may appear; and (ii) all insurance policies procured by Tenant shall provide that the same may not be cancelled except upon thirty (30) days prior notice to Sublandlord.

      IN WITNESS WHEREOF the parties have executed this Sublease as of the date first set forth above.

Subtenant:                              Sublandlord:

Infinity Resources, Inc.                Playboy Enterprises, Inc.


By: s/Dennis Abboud                     By: s/Howard Shapiro
    ------------------------------          ------------------------------------
Its: CEO                                Its: Executive Vice President
    ------------------------------          ------------------------------------


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